SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

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ATLANTIC SOUTHERN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

1701 Bass Road

Macon, Georgia 31210

(478) 476-2170

April 27, 2009

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders of Atlantic Southern Financial Group, Inc., the parent company of Atlantic Southern Bank, which will be held at the Grand Opera House, 651 Mulberry Street, Macon, Georgia on Tuesday, June 9, 2009, at 10:00 a.m.  I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

In accordance with new rules recently adopted by the Securities and Exchange Commission, we will provide access to our proxy statement and annual report over the Internet.  Accordingly, we will mail, on or about April 27, 2009, a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to our shareholders of record and beneficial owners as of the close of business on April 20, 2009, the record date for this year’s annual meeting.  This Availability Notice will contain instructions on how to access this proxy statement and our annual report using the Internet, as well as how to obtain a paper copy of these materials, if you should so desire.  Proxy materials in both electronic and paper formats will be made available free of charge.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  At the meeting, we will also report on our operations during the past year and during the first quarter of 2009, as well as our plans for the future.

Please take this opportunity to become involved in the affairs of Atlantic Southern Financial Group, Inc. and Atlantic Southern Bank.  Whether or not you expect to be present at our annual meeting, we ask that you please read this proxy statement and our annual report and vote at your earliest convenience either by telephone, by using the Internet, or by returning a proxy card by mail.  The Availability Notice contains instructions on how to vote your shares using each of these methods.  Regardless of which method you chose to vote your shares, voting prior to the meeting will NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

/s/ Mark A. Stevens

Mark A. Stevens
President and Chief Executive Officer

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

1701 Bass Road

Macon, Georgia 31210

(478) 476-2170

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 9, 2009

The annual meeting of shareholders of Atlantic Southern Financial Group, Inc. will be held on Tuesday, June 9, 2009, at 10:00 a.m. at the Grand Opera House, 651 Mulberry Street, Macon, Georgia for the following purposes:

(1)                                  To elect five (5) Class I directors who will serve a three-year term expiring at the 2012 annual meeting;

(2)                                  To transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on April 20, 2009, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting.  However, whether or not you expect to be present at our annual meeting, we ask that you please read the proxy statement and annual report and vote at your earliest convenience either by telephone, by using the Internet, or by returning a proxy card by mail.  The Notice of Internet Availability of Proxy Materials mailed to you on April 27, 2009, contains instructions on how to vote your shares using each of these methods.  Whichever voting method you chose, we would like to remind you that promptly recording your vote will help ensure the greatest number of shareholders is present at the meeting in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Mark A. Stevens

Mark A. Stevens
President and Chief Executive Officer

April 27, 2009

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

1701 Bass Road

Macon, Georgia 31210

(478) 476-2170

PROXY STATEMENT FOR 2009 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, June 9, 2009, at 10:00 a.m. at the Grand Opera House, 651 Mulberry Street, Macon, Georgia and at any adjournments of the meeting.  This is the fifth annual meeting of Atlantic Southern Financial Group, Inc. (“Atlantic Southern” or the “Company”), the parent company of Atlantic Southern Bank.

Record Date and Mailing Date

The close of business on April 20, 2009, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed the Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to shareholders on or about April 27, 2009.  This Availability Notice contains instructions on how to access this proxy statement and our annual report using the Internet and how to request paper copies of these materials.  The Availability Notice also contains instructions for voting by telephone, by using the Internet, by mail or at the annual meeting.

Number of Shares Outstanding

As of the close of business on the record date, the Company had authorized 10,000,000 shares of common stock, $5.00 par value, of which 4,211,780 shares were issued and outstanding.  Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal To Be Considered

Shareholders will be asked to consider at the meeting the Proposal to elect five (5) persons to serve as Class I directors of the Company for a three-year term.  The nominees for Class I directors, as well as the continuing directors, are described beginning on page 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE PROPOSAL

Procedures for Voting by Proxy

In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received an Availability Notice by mail, you will not receive a printed copy of this proxy statement and the annual report unless you specifically request them.

If, before the meeting, you properly appoint proxies to vote your shares of common stock by following the instructions as set forth in the Availability Notice, the persons appointed as proxies will vote your shares according to the instructions you have specified in connection with this appointment.  If you appoint proxies but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

Revocation of Proxies.  An Atlantic Southern shareholder who has appointed proxies, whether by telephone, by Internet or by physical proxy card, may revoke this appointment at any time prior to its exercise at the annual meeting by:

•                  Giving written notice of revocation to Atlantic Southern;

•                  Properly submitting to Atlantic Southern a duly executed proxy bearing a later date; or

•                  Attending the annual meeting and voting in person.

All written notices of revocation and other communications concerning proxies should be sent to:  Atlantic Southern Financial Group, Inc., 1701 Bass Road, Macon, Georgia 31210; Attention:  Carol Soto, Chief Financial Officer.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected.  To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time we do not know of any competing nominees.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or at their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that contain a broker vote on one or more proposals, but no vote on others, are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

Atlantic Southern Financial Group, Inc. will pay the cost of the proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL — ELECTION OF DIRECTORS

Atlantic Southern Financial Group, Inc.’s articles of incorporation provide for a staggered Board of Directors so that, as nearly as possible, one-third of the directors will be elected each year to serve three-year terms.  The terms of each class expires at the annual meeting in the years indicated below and when their successors are elected and qualified.

The following table shows for each director:  (a) his or her name; (b) his or her age at December 31, 2008; (c) how long he or she has been a director of Atlantic Southern Financial Group or Atlantic Southern Bank; (d) his or her position(s) with Atlantic Southern Financial Group or Atlantic Southern Bank, other than as a director; and (e) his or her principal occupation and recent business experience for the past five years.

Director Nominees

Name (Age)	Director Since	Position with Atlantic Southern Financial Group and Business Experience
Class I Directors (Term Expiring 2012):

Peter R. Cates (44)	2001

President of Louisville Christian Foundation; Consultant with Crown Financial Ministries, Gainesville, Georgia, from 2007-present; Vice President of Finance Administration of Asbury Theological Seminary from 2005-2007; Attorney at Smith, Hawkins, Hollingsworth & Reeves, LLP from 2002-2005; Attorney at Miller, Cowart & Howe, LLP from 1990-2002.

Dr. Laudis (Rick) H. Lanford (50)	2001	President of The Foundation for the Methodist Home for Children and Youth since 1999; Ordained Elder in the United Methodist Church.

J. Russell Lipford, Jr. (59)	2001	Chairman and Partner in the accounting firm of Clifton, Lipford, Hardison, & Parker, LLC since 1974.

Dr. Hugh F. Smisson, III (51)	2001

Board-certified neurosurgeon; Vice President of the Neurosurgical Institute of Central Georgia, P.A.; Founder, President and Chief Executive Officer of Smisson-Cartledge Biomedical, LLC (biomedical company).

Donald L. Moore, Jr. (64)	2006	President of Donald L. Moore, Jr., Inc., a development and commercial contracting firm with headquarters in Savannah, Georgia, since 1973.

Continuing Directors

Name (Age)	Director Since	Position with Atlantic Southern Financial Group and Business Experience
Class II Directors (Term Expiring 2010):

Carolyn Crayton (77)	2001	President of Marketing and Community Relations, WPGA/ABC Television; Founder of Keep Macon-Bibb Beautiful Commission and the Macon International Cherry Blossom Festival.

Michael C. Griffin (50)	2007

Vice President, Mullis & Griffin Properties (real estate investors); previously a director of First Community Bank of Georgia which was acquired by Atlantic Southern Financial Group on January 31, 2007.

Thomas J. McMichael (72)	2001	Retired banker; Member of Houston County Board of Commissioners since 1996.

Tyler J. Rauls, Jr. (64)	2001	Founder and President of Southeastern Retirement Management, Inc. (development and management of retirement communities) since 1986.

Mark A. Stevens (57)	2001

President and Chief Executive Officer of Atlantic Southern Financial Group and Atlantic Southern Bank; Former President and Chief Executive Officer of Colonial Bank’s central Georgia region from 1998 to 2000; Former Senior Vice President and Senior Lender of First Macon Bank and Trust Company from 1988 to 1998.

Name (Age)	Director Since	Position with Atlantic Southern Financial Group and Business Experience
Class III Director Nominees (Terms to Expire 2011):

Raymond O. Ballard, Jr. (44)	2001	Sole Member and Manager of Placemaker, LLC; Co-owner of Buildsouth, LLC: President of Rob Ballard Homes, Inc. (construction) since 2000.

J. Douglas Dunwody (51)	2001	Majority Owner and President of Dunwody Insurance Agency, Inc. since 1984; Chairman of the Board of Shared Agency Services LLC.

William A. Fickling, III (52)	2001

Chairman of the Board of Directors of Atlantic Southern Bank; Consultant at Fickling & Company, Inc. since 2002; Private investment portfolio manager and Vice President of Mulberry Street Investment Company, LP. since 1986.

Carl E. Hofstadter (53)	2001	Founder and President of Hofstadter and Associates, Inc. (engineering consulting) since 1982.

George Waters, Jr. (49)	2001	President and Majority Owner of Waters and Sons Construction and Paving, Inc. and Flowline Curbing & Construction, Inc since 1981; Owner and General Manager of Mid-Georgia Grading, Inc. since 1995.

Recommendation

The Board of Directors recommends that you vote FOR the election of each director nominee named above.

Information about the Board of Directors and its Committees

Our Board of Directors.  During the year ended December 31, 2008, the Board of Directors of the bank held 13 meetings.  All incumbent directors attended at least 75% of the total number of meetings of our Board of Directors and committee meetings.

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have fifteen directors, each of whom serves for a three-year term unless such director resigns or is removed.  Directors discharge their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers.

Audit Committee.  The Board of Directors has established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit our annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plans, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion. The Audit Committee members are: J. Russell Lipford, Jr. (chairperson), William A. Fickling, III, J. Douglas Dunwody, and Thomas J.McMichael. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. The Board has determined that Mr. Lipford meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that all of the committee members are financially sophisticated. The audit committee has a charter, and a copy is posted on the Company’s website at www.atlanticsouthernbank.com. During the fiscal year ended December 31, 2008, the Audit Committee held 7 meetings.

Compensation Committee.  The Board of Directors has established a Compensation Committee, which is responsible for establishing targets and awards for any incentive compensation plan, reviewing salary ranges and fringe benefits, and reviewing and approving remuneration of the executive officers. The current Compensation Committee members are: J. Douglas Dunwody, Carl E. Hofstadter, Tyler J. Rauls, Jr. and William A. Fickling, III. During the fiscal year ended December 31, 2008, the Compensation Committee held 9 meetings. Also, the Compensation Committee is responsible for administering the 2007 Stock Incentive Plan, including granting awards of stock-based compensation pursuant to the plan.

Nominating/Governance Committee. The Board of Directors established a Nominating/ Governance Committee for director nominees and adopted a Nominating/Governance Committee charter in 2007, which is posted on the Company’s website at www.atlanticsouthernbank.com.  The current Nominating/Governance Committee members are: George Waters, Jr., William A. Fickling, III, J. Russell Lipford, Jr., Donald L. Moore, Jr. and Dr. Hugh F. Smission, III.  For information regarding the Committee’s policy and procedures with regard to the consideration of director candidates, see “Director Nominations.”

Director Compensation

Prior to September 1, 2008, directors received $1,000 per Board meeting for their service as directors and the Chairman of the Board of Directors received $1,500 per Board meeting. In addition, during this period, each director that served on a committee received $100 per committee meeting attended.  Between September 1, 2008 and November 1, 2008, the Board and committee meeting fees were reduced by 10%.  Effective November 1, 2008, however, all Board and committee meeting fees were eliminated.  Our directors, however, continue to receive reimbursement for actual travel expenses and bank director education expenses incurred in connection with the performance of their respective duties.

Each of our founding directors will, upon retirement, become eligible to serve as a director emeritus of the Company for a period of five years following their respective retirements.  Directors elected to the board subsequent to the founding of the Company will, upon retirement, become eligible to serve as a director emeritus of the Company for a period of three years following their respective retirements.  During their respective periods of service, directors emeritus may attend meetings of the Company’s Board of Directors in a non-voting capacity, for which they will receive a director emeritus fee.

Mark A. Stevens is a director of the Company and is also a named executive officer.  As a result, information regarding his compensation is reflected in the Summary Compensation Table and other tables in the “Executive Compensation” section of this proxy statement.

The following table shows the total compensation earned by each of our directors for their service in 2008, including reimbursement for travel expenses and bank director education expenses, where applicable.  There were no stock, option or non-equity incentive plan awards given to directors during 2008.

Director Compensation Table

Name(1)	Fees earned or paid in cash ($)	Total ($)

William A. Fickling, III.	$28,525	$28,525
Raymond O. Ballard, Jr.	19,800	19,800
Peter R. Cates	9,090	9,090
Carolyn Crayton	11,290	11,290
J. Douglas Dunwody	16,770	16,770
Michael C. Griffin	16,240	16,240
Carl E. Hofstadter	15,125	15,125
Dr. Laudis H. Lanford	13,000	13,000
J. Russell Lipford	21,650	21,650
Thomas J. McMichael	17,260	17,260
Donald L. Moore	17,625	17,625
Tyler Rauls, Jr.	22,860	22,860
Dr. Hugh Smisson, III	14,360	14,360
George Waters, Jr.	13,600	13,600

(1)                                  Mr. Stevens is also a Named Executive Officer, and as a result, his compensation as a director is included in the Summary Compensation Table below.

Audit Committee Report

The audit committee reports as follows with respect to the audit of Atlantic Southern’s 2008 audited consolidated financial statements.

•                  The audit committee has reviewed and discussed Atlantic Southern’s 2008 audited consolidated financial statements with management;

•                  The audit committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1. ALI Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of Atlantic Southern’s consolidated financial statements;

•                  The audit committee has received written disclosures and the letter from the independent auditors’ requirements of the Public Company Accounting Oversight Board regarding the independent accountants communications with the audit committee concerning independence, and has discussed with the auditors the auditors’ independence from Atlantic Southern; and

•                  Based on review and discussions of Atlantic Southern’s 2008 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the Board of Directors that Atlantic Southern’s 2008 audited consolidated financial statements be included in Atlantic Southern’s Annual Report on Form 10-K.

March 24, 2009	Audit Committee:	J. Russell Lipford, Jr. (Chairperson)
William A. Fickling, III
J. Douglas Dunwody
Thomas J.McMichael

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company and the Bank: (a) his or her name; (b) his or her age at December 31, 2008; (c) how long he or she has been an officer of the Company; and (d) his or her positions with the Company and the Bank.

Name (Age)	Officer Since	Position with Atlantic Southern Financial Group and Atlantic Southern Bank

Mark A. Stevens (57)	2001	President and Chief Executive Officer of Atlantic Southern Financial Group and Atlantic Southern Bank

Carol W. Soto (50)	2001	Executive Vice President, Chief Financial Officer and Secretary of Atlantic Southern Financial Group and Atlantic Southern Bank

Gary P. Hall (65)	2001	Executive Vice President and Chief Credit Officer of Atlantic Southern Financial Group and Atlantic Southern Bank

Brandon L. Mercer (32)	2005	First Senior Vice President Corporate Lending, Atlantic Southern Bank

Edward P. Loomis (55)	2008	Executive Vice President and Chief Operating Officer of Atlantic Southern Financial Group and Atlantic Southern Bank

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our principal executive, financial and accounting officers.  We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code.  A copy may be obtained on our website at www.atlanticsouthernbank.com. A copy may also be obtained, without charge, upon written request addressed Atlantic Southern Financial Group, Inc., 1701 Bass Road, Macon, Georgia 31210, Attention: Chief Financial Officer.  The request may be delivered by letter to the address set forth above or by fax to the attention of Atlantic Southern Financial Group’s Chief Financial Officer at (478) 330-5802.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, and First Senior Vice President Corporate Lending (collectively, the “named executive officers”).  No other executive officer received total compensation in excess of $100,000 for services rendered during the fiscal year of 2008.  The Company did not make any bonus, stock, option or equity incentive plan awards to named executive officers or recognize any FAS 123(R) expense relating to option or other equity grants to named executive officers in 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)		All Other Compensation ($) (4)		Total ($)

Mark A. Stevens President and Chief Executive Officer	2008 2007	$ $	270,000 245,000	— —		— —	— —	$ $	0 121,055	$ $	173,003 97,983	$ $	22,614 24,833	$ $	465,617 488,871

Carol Soto Executive Vice President and Chief Financial Officer	2008 2007	$ $	150,000 142,000	— —		— —	— —	$ $	45,000 46,686	$ $	21,094 23,485	$ $	12,429 5,733	$ $	228,523 217,904

Gary P. Hall Executive Vice President and Chief Credit Officer	2008 2007	$ $	183,750 175,000	— —		— —	— —	$ $	36,750 52,648	$ $	68,338 63,731	$ $	12,384 13,391	$ $	301,222 304,770

Brandon L. Mercer First Senior Vice President Corporate Lending	2008 2007	$ $	146,000 139,000	$ $	50,000 50,000	— —	— —	$ $	29,200 41,818	$ $	10,815 8,995	$ $	15,539 11,944	$ $	251,554 251,757

(1)             The bank has entered into an executive bonus agreement with Mr. Mercer where upon his completion of five consecutive years of participation, the bank will provide Mr. Mercer with a $250,000 bonus, in lump sum, payable within thirty (30) days following the completion of the fifth year of participation.  The disclosed represents the accrual for 2008 and 2007.

(2)             Reflects the value of cash incentive compensation earned in 2008 pursuant to the financial performance component of the Annual Incentive Plan.  The cash incentive compensation was paid in February, 2009.

(3)             Reflects the increase during 2008 in actuarial values of each named executive officer’s benefits under the SERP agreements determined using assumptions consistent with those in the Company’s financial statements.

(4)             Amounts included in this column are reflected in the following table:

Name and Principal Position	Year	Employer contributions to 401(k) plan (1)	Dues and Memberships	Auto Allowance	Director Fees Earned or Paid in Cash (2)	Total ($)

Mark A. Stevens	2008	$6,900	$4,914	—	$10,800	$22,614
	2007	$6,750	$6,083	—	$12,000	$24,833

Carol Soto	2008	$6,429	$0	$6,000	—	$12,429
	2007	$5,733	$0	—	—	$5,733

Gary P. Hall	2008	$6,900	$5,484	—	—	$12,384
	2007	$6,750	$6,641	—	—	$13,391

Brandon L. Mercer	2008	$4,625	$4,914	$6,000	—	$15,539
	2007	$4,186	$5,258	$2,500	—	$11,944

(1)          The Company provides a 50% match for employee contributions up to 6% of their annual compensation, subject to IRS limits.

(2)          Mr. Stevens is paid cash director fees by the Company for his service as a director.

The Company has adopted a 401(k) plan which provides for the Board of Directors to make a discretionary contribution to the 401(k) Plan.  The Company contributes 50% of the first

6% of eligible compensation which an employee contributes to the plan.  The employer match is subject to the following vesting schedule:

Years of Employment	Percent
(1,000+ hours per year)	Vested
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

All named executive officers are eligible to participate in this plan up to the maximum contribution limits established by the IRS.

The named executive officers participate in the Company’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs.  For each of the named executive officers, the Company also, based on business needs, provides the following perquisites:  a company-owned vehicle for Mr. Stevens and Mr. Hall, an auto allowance for Mr. Mercer, country club memberships, company-provided cell phones and laptop computers.

Outstanding Equity Awards at Fiscal Year End.

The following table provides information concerning unexercised options outstanding as of December 31, 2008 for each of our named executive officers.  We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options and organizers’ warrants.  The Company did not grant any stock options to its directors or named executive officers in 2008.  Finally, the named executive officers did not exercise any options in 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mark A. Stevens Mark A. Stevens	24,000 36,000	(1) (3)				$6.67 8.16	12/10/2011 12/10/2012
Carol W. Soto Carol W. Soto	9,750 3,252	(1) (3)	1,623	(3)		$6.67 8.16	12/10/2011 12/10/2012
Gary P. Hall Gary P. Hall	12,000 4,875	(1) (3)				$6.67 8.16	12/10/2011 12/10/2012
Brandon L. Mercer Brandon L. Mercer	7,500 2,502	(2) (3)	1,248	(3)		$6.67 8.16	01/20/2012 12/10/2012

(1)          Stock options awarded to Mr. Stevens, Ms. Soto and Mr. Hall on December 10, 2001 under the 2001 Stock Incentive Plan.  Under this award, the named executive officers received options to acquire 24,000, 9,750 and 12,000 shares of Common Stock, respectively.  The options vested 20% per year over a five-year period beginning on the first anniversary of the date of the grant.

(2)          Stock options awarded to Mr. Mercer on January 22, 2002 under the 2001 Stock Incentive Plan.  Under this award, Mr. Mercer received options to acquire 7,500 shares of Common Stock.  The options vested in 20% increments over a five-year period beginning on the first anniversary of the date of the grant.

(3)          Stock options awarded to Messrs. Stevens, Hall, Mercer and Ms. Soto on December 10, 2002 under the 2001 Stock Incentive Plan.  Under this award, the named executive officers received options to acquire 36,000, 4,875, 3,750 and 4,875 shares of Common Stock, respectively.  Mr. Stevens and Mr. Hall’s options vested in 20% increments over a five-year period beginning on the first anniversary of the date of the grant.  Ms. Soto and Mr. Mercer’s options vest over a nine-year period beginning on the first anniversary of the date of the grant.

The 2007 Stock Incentive Plan (an amendment and restatement of the 2001 Stock Incentive Plan) authorizes the Board of Directors, or a committee thereof, to grant awards of incentive stock options, to officers and other key employees of the Company.  Each incentive stock option granted permits the named executive officer to purchase a certain number of shares of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant.  Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price.  The Company believes that grant awards serve as an effective long-term incentive for the named executive officers and other key employees, which further encourages them to remain with the Company and continue to excel in their performance.

Previously awarded incentive stock options did vest in 2008.  The awards granted in 2001 and 2002 were granted prior to the adoption of SFAS 123(R) and there is no future compensation expense related to these options since the bank selected the Minimum Value Method to measure the fair value of these stock options.

Supplemental Executive Retirement Plan Agreements with Named Executive Officers

The SERP Agreement with Mr. Stevens will provide annual benefits, paid out in equal monthly installments, based on a percentage of Mr. Stevens’ final annual base expected salary, upon his retirement after reaching age 65.  The initial percentage base of the salary payable is 40%.  In the event Mr. Stevens voluntarily or involuntarily resigns, he will be entitled to the vested percentage of the benefits actually accrued under his SERP Agreement.  These benefits vest by 20% of the expected salary in the first Plan Year, and an additional 20% for each succeeding Plan Year until Mr. Stevens becomes 100% vested.  In the event of a change of control (as defined in his SERP Agreement), Mr. Stevens will be entitled to 100% of the benefits actually accrued.  In the event Mr. Stevens dies while benefits are still payable, his designated beneficiary will be entitled to all payments at the same time and in the same manner.

The SERP Agreement with Ms. Soto is generally the same as the agreement with Mr. Stevens, except Ms. Soto will be entitled to an annual projected benefit of 30% of her final annual base salary, subject to annual increases of 4%, upon her retirement after reaching age 60.  In the event Ms. Soto voluntarily or involuntarily resigns, she will be entitled to the vested 10% of the benefits actually accrued under her agreement for the first Plan Year, and an additional 10% of said amount for each succeeding Plan Year.  Finally, there is no provision made for Ms. Soto in the event of a change of control.

Mr. Hall’s SERP Agreement is generally the same as the agreement with Mr. Stevens, except Mr. Hall will be entitled to an annual benefit of $36,000 for twelve years upon his retirement after reaching age 67.

The SERP Agreement with Mr. Mercer is generally the same as the agreement with Mr. Stevens, except Mr. Mercer will be entitled to an annual projected benefit of 30% of his final annual base salary, subject to annual increases of 4%, upon his retirement after reaching age 50.  In the event Mr. Mercer voluntarily or involuntarily resigns, his benefits will not begin to vest until the sixth Plan Year, after which he is entitled to the vested 10% of the benefits actually accrued under his agreement.  Also, he is entitled to an additional 10% of said amount for each succeeding Plan Year.  Finally, there is no provision made for Mr. Mercer in the event of a change of control.

Employment Agreements

We regularly evaluate the total compensation paid to our senior management to link their compensation to our operating performance in the short- and long-term. To that end, we are analyzing implementing bonus structures, supplemental retirement plans and equity based and other long-term incentive programs that are consistent with those found in our industry.

Effective September 5. 2008, we entered into restated employment agreements with Messrs. Stevens and Hall and Ms. Soto.  The primary purpose of the restated employment agreements was to conform the provisions of the prior employment agreements with federal tax law requirements governing the time and form of payments made under certain compensatory arrangements.  The federal tax law requires that written documentation reflecting such arrangements be in place by January 1, 2009.  Our current employment agreements with our senior management are described below.

Mark A. Stevens. Effective September 5, 2008, we entered into a restated employment agreement with Mark A. Stevens, which provides that he will continue to serve as our president and chief executive officer. The restated employment agreement supersedes the amended and restated employment agreement between Mr. Stevens and the Bank dated October 6, 2005.  Under the terms of the employment agreement, Mr. Stevens currently receives a base salary of $270,000 per year. Pursuant to the employment agreement, we may pay Mr. Stevens annual incentive compensation that does not exceed 75% of his base salary.  Pursuant to Mr. Stevens’ prior employment agreement, under our 2001 Stock Incentive Plan, we granted Mr. Stevens an incentive stock option in 2001 to purchase 24,000 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share.  In 2002, we granted Mr. Stevens an incentive stock option to purchase an additional 36,000 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options vested and became exercisable in 20% increments over 5 years, commencing on the first anniversary of the grant date and continued for the next four successive anniversaries.  Mr. Stevens continues to be eligible to receive stock options pursuant to the 2007 Stock Incentive Plan.

The initial term of Mr. Stevens’ restated employment agreement is three years. At the end of three years, the term will be automatically extended for successive twelve-month periods unless one party gives notice of intention not to extend the agreement. We will be obligated to pay Mr. Stevens his base salary for 12 months if we terminate his employment without cause, or if he terminates his employment for cause.  If Mr. Stevens becomes disabled, we may terminate the employment agreement and will be obligated to pay him for six months, or until he begins receiving payments under our long-term disability policy.

Upon a change of control, Mr. Stevens will be entitled to severance compensation equal to 12 months of his base salary if, within six months following a change of control, we or our successor terminates his employment other than for cause or if he terminates for cause. Cause for terminating employment is defined in Mr. Stevens’ employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Stevens is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if Mr. Stevens terminates his employment without cause or in connection with a change of control, or if we terminate his employment for cause.

Carol Soto. Effective September 5, 2008, we entered into a restated employment agreement with Carol Soto, which provides that she will continue to serve as our executive vice president and chief financial officer. The restated employment agreement supersedes the employment agreement between Ms. Soto and the Bank dated July 10, 2003.  Under the terms of the employment agreement, Ms. Soto receives a base salary that is currently set at $150,000 per year. Pursuant to Ms. Soto’s prior employment agreement, under our 2001 Stock Incentive Plan, we granted Ms. Soto an incentive stock option to purchase 9,750 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share. In 2002, we granted Ms. Soto an incentive stock option to purchase an additional 4,875 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options granted in 2001 vested and became exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continued for the next four successive anniversaries.  The options granted in 2002 will vest and become exercisable over 9 years.  Ms. Soto continues to be eligible to receive stock options pursuant to the 2007 Stock Incentive Plan.

The initial term of Ms. Soto’s employment agreement is three years. At the end of three years, the term will automatically extend for successive twelve-month periods, and will continue until one party gives notice of intention not to extend the agreement. We are obligated to pay Ms. Soto her base salary for 12 months if we terminate her employment without cause, or if she terminates her employment for cause. If Ms. Soto becomes disabled, we may terminate the employment agreement and will be obligated to pay Ms. Soto for three months, or until she begins receiving payments under our long-term disability policy.

Upon a change of control, Ms. Soto will be entitled to severance compensation equal to 12 months of her base salary if, within six months following a change of control, we or our successor terminates her employment other than for cause or if she terminates for cause. Cause for terminating employment is defined in Ms. Soto’s employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Ms. Soto is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if she terminates her employment without cause or in connection with a change of control, or if we terminate her employment for cause.

Gary P. Hall. Effective September 5, 2008, we entered into a restated employment agreement with Gary Hall, which provides that he will continue to serve as our chief lending officer.  The restated employment agreement supersedes the employment agreement between Mr. Hall and the Bank dated December 10, 2001.  Under the terms of the employment agreement, Mr. Hall receives a base salary that is currently set at $183,750 per year. Pursuant to Mr. Hall’s prior employment agreement, under our 2001 Stock Incentive Plan, we granted Mr. Hall an incentive stock option in 2001 to purchase 12,000 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share.  In 2002, we granted Mr. Hall an incentive stock option to purchase an additional 4,875 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options vested and became exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continued for the next four successive anniversaries.  Mr. Hall continues to be eligible to receive stock options pursuant to the 2007 Stock Incentive Plan.

The initial term of Mr. Hall’s employment agreement is three years. At the end of three years, the term was automatically extended for successive twelve-month periods, and will continue until one party gives notice of intention not to extend the agreement. We are obligated to pay Mr. Hall his base salary for 12 months if we terminate his employment without cause, or if he terminates his employment for cause. If Mr. Hall becomes disabled, we may terminate the employment agreement and will be obligated to pay Mr. Hall for three months, or until he begins receiving payments under our long-term disability policy.

Upon a change of control, Mr. Hall will be entitled to severance compensation equal to 12 months of his base salary if, within six months following a change of control, we or our successor terminates his employment other than for cause or if he terminates for cause. Cause for terminating employment is defined in Mr. Hall’s employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Hall is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if he terminates his employment without cause or in connection with a change of control, or if we terminate his employment for cause.

Brandon L. Mercer. Although we have not entered into an employment agreement with Mr. Mercer, we are currently paying him a base salary of $146,000.  Under our 2001 Stock Incentive Plan, in January 2002 we granted Mr. Mercer an incentive stock option to purchase 7,500 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share. In December 2002, we granted Mr. Mercer an incentive stock option to purchase an additional 3,750 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options granted in January 2002 vested and became exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continued for the next four successive anniversaries.  The options granted in December 2002 will vest and become exercisable over 9 years.  Mr. Mercer continues to be eligible to receive stock options pursuant to the 2007 Stock Incentive Plan.

On January 1, 2005, as a retention incentive, we entered into an executive bonus agreement with Mr. Mercer. This agreement was amended on December 29, 2008, to conform the provisions of the prior agreement with federal tax law requirements governing the time and form of payments made under certain compensatory arrangements.  Pursuant to the agreement, upon his completion of five consecutive years of participation, we will provide Mr. Mercer with a $250,000 bonus, in a lump sum, payable within thirty (30) days following the completion of the fifth year of participation.  Upon a change of control, prior to the end of the fifth consecutive year of participation, Mr. Mercer will be entitled to the accrued balance of the bonus award, determined as of his separation from service. However, we will not pay any of the bonus award, under our agreement, if Mr. Mercer terminates his employment before the completion of his fifth consecutive year (whether due to termination for cause, as defined in his agreement, involuntary termination without cause, or a voluntary resignation) for reasons other than death, disability or following a change of control. If Mr. Mercer becomes disabled, we may terminate the bonus agreement and will be obligated to pay Mr. Mercer the accrued balance of the bonus award determined as of his separation from service.  During 2008 we accrued $50,000 for the executive bonus.

Potential Payments upon Termination or Change in Control

As described above, the Company has entered into separate employment agreements with Ms. Soto and Messrs. Stevens and Hall, an executive bonus agreement with Mr. Mercer, and SERP Agreements with each of the named executive officers.  Each of these agreements provides such executive with benefits in the event of certain terminations of employment.  Summaries of these agreements are provided above and the required payments upon termination or change in control are as follows:

Termination for Cause; Resignation Without Good Reason; Resignation Absent Company’s Breach of Employment Agreement.  If an executive is terminated for cause or resigns without good reason and absent our breach of the employment agreement, he will receive only the salary and benefits that are accrued through the date of termination.

Termination Due to Death or Disability.  If the executive dies, the executive (or his estate) will receive the accrued salary and benefits through the date of termination.  If we terminate the executive’s employment due to disability, the Company will continue to pay the executive’s salary until the executive begins receiving payments under the bank’s long-term disability policy.

Absent a Change in Control: Termination without Cause; Resignation for Good Reason; Company’s Breach of Employment Agreement.  If, absent a change in control, an executive is terminated without cause, resigns for good reason, or resigns due to our breach of employment agreement, the executive will receive a severance payment of one times the annual base salary, in addition to accrued salary and benefits.  Severance payments generally are paid in cash in a lump sum.

Termination Following a Change in Control.  If, within six months following a change in control, the executive is terminated without cause, resigns by reason of an involuntary termination (as defined in the agreement) or resigns due to our (or our successors) breach of his employment agreement, the executive will be entitled to:

•                  Accrued salary and benefits; and

•                  Severance payment equal to one times the annual base salary.

Mr. Stevens’ agreement also provides that the severance payments will be modified or reduced to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” rules of the Internal Revenue Code.

Finally, the employment agreements prohibit the executives from competing with the Company, or soliciting customers or employees, for a period of 12 months following termination of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number and percentage ownership of shares of common stock beneficially owned as of December 31, 2008 by each of our directors, each executive officer named in the summary compensation table presented elsewhere in this proxy statement, all directors and executive officers as a group, and each person or entity that beneficially owns 5% or more of our outstanding common stock. Unless otherwise indicated, the address for each person included in the table is 1701 Bass Road, Macon, Georgia 31210.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from December 31, 2008. Unless otherwise indicated under “Amount and Nature of Beneficial Ownership,” each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned(1)	Warrants and Options Outstanding	Percent of Shares Beneficially Owned (Fully Diluted) (2)
Directors:
Raymond O. Ballard, Jr.	42,195		1.00%	22,500	1.41%
Peter R. Cates	25,500		*	22,500	1.04%
Carolyn Crayton	4,362		*	3,750	*
J. Douglas Dunwody	31,303		*	18,000	1.07%
William A. Fickling, III	225,185		5.35%	—	4.90%
Michael C. Griffin	23,289		*	—	*
Carl E. Hofstadter	69,055		1.64%	45,000	2.48%
Dr. Laudis (Rick) H. Lanford	25,000	(3)	*	8,250	*
J. Russell Lipford, Jr.	52,008	(4)	1.23%	22,500	1.62%
Thomas J. McMichael	4,250		*	1,500	*
Donald L. Moore, Jr.	10,000		*	—	*
Tyler J. Rauls, Jr.	96,649	(5)	2.29%	45,000	3.08%
Dr. Hugh F. Smisson, III	140,587		3.34%	45,000	4.04%
Mark A. Stevens	19,000		*	75,000	2.04%
George Waters	23,360		*	15,000	*
Executive Officers (Non-Directors):
Gary P. Hall	2,500		*	16,875	*
Carol W. Soto	13,387	(6)	*	14,625	*
Brandon L. Mercer	1,835		*	11,250	*
Edward P. Loomis	7,000		*	5,000	*
All Directors and Executive Officers as a Group (19 Persons)	816,465		19.39%	371,750	25.84%

*                    Less than 1%.

(1)             The percentage of our common stock beneficially owned was calculated based on 4,211,780 shares of common stock issued and outstanding as of December 31, 2008.

(2)             The percentage of our common stock beneficially owned was calculated based on 4,598,780, which includes 4,211,780 shares of common stock issued and outstanding as of December 31, 2008, 123,000 shares of common stock, post stock-split, subject to outstanding employee stock options, and 264,000 shares of common stock, post stock-split, subject to organizers’ warrants.

(3)             Laudis (Rick) H. Lanford: 8,000 shares are pledged.

(4)             J. Russell Lipford, Jr.: 22,000 shares are pledged.

(5)             Tyler J. Rauls, Jr.: 96,649 shares are pledged.

(6)             Carol W. Soto: 2,500 shares are pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16 of the Securities and Exchange Act of 1934 requires Atlantic Southern’s executive officers, Directors and greater than 10% shareholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of Atlantic Southern’s securities.  Based on the Company’s review of the Section 16 Reports furnished to us by our Reporting Persons, all of our Directors and executive officers complied with all Section 16(a) reporting requirements, except a timely filing on Form 4 was not made for Mr. Fickling, representing the exercise of his out-of-the-money warrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2008.  Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that were also customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2008.

All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features.  In addition to banking and financial transactions, the Company and the Bank may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated.  The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, the Bank or such other organizations. We expect that the Company and the Bank will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

Atlantic Southern Bank completed construction of a new branch in Pooler, Georgia.  The lowest bid in a competitive bid process for the construction and remodeling of the branches was submitted by Donald L. Moore, Jr., Inc., of which one of our directors, Donald L. Moore, Jr., is President.  The Bank’s payments to Donald L. Moore, Jr., Inc. during 2008 totaled approximately $1.6 million for the construction of the new branch.

During the third and fourth quarter of 2008, the Bank issued an aggregate of $1,400,000 in fixed rate subordinated debentures, which will mature on September 30, 2018 (the “Notes”), to several directors and private accredited investors.  Interest on the debentures is fixed at 12% per annum.  The interest will be payable semiannually in arrears on June 30 and December 31 of each year.  The Bank may redeem all or some of the Notes at any time beginning on September 30, 2013 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued, but unpaid, interest to the redemption date.  Payment of the principal on the Notes may be accelerated by holders of the Notes only in the case of the Bank’s insolvency or liquidation.  There is no right of acceleration in the case of default in payment of principal or interest on the Notes.  The terms of the Notes are no less favorable to directors than unrelated holders of the Notes.

Related Party Transaction Approval Policies and Procedures

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and our shareholders. Therefore, our Board of Directors adopted a formal, written policy with respect to related party transactions in March 2007.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Atlantic Southern Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Nominating/Governance Committee and may be consummated or may continue only (i) if the Nominating/Governance Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Nominating/Governance Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company dismissed Thigpen, Jones, Seaton & Co., P.C. as its independent accountants and engaged Porter Keadle Moore, LLP as its independent accountants on March 9, 2006, for the fiscal years ending December 31, 2006, 2007 and 2008. The Company’s Audit Committee participated in and approved the decision to change the Company’s independent accountants.  Thigpen, Jones, Seaton & Co., P.C. rendered consulting and other non-audit services to the Company throughout 2006, 2007 and 2008, and management anticipates such services will continue in the future.

A representative of Porter Keadle Moore, LLP is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

The following table sets forth the fees billed to the Company for the years ended December 31, 2007 and 2008, by Porter Keadle Moore, LLP.

	2008	2007

Audit Fees	$154,400	$209,400
Audit-Related Fees	25,000	7,550
Tax Fees	20,400	16,500
All Other Fees	N/A	N/A
Total Fees	$199,800	$233,450

Audit Fees

Audit fees represent fees and expenses billed by Porter Keadle Moore, LLP in connection with the audit of the Company’s annual consolidated financial statements, the attestation of the Company’s internal controls in relation to compliance with Sarbanes—Oxley Section 404 for 2007, and the review of the Company’s quarterly 10-Qs and annual 10-K for 2007 and 2008.

Audit Related Fees

Audit related fees represent fees for professional services rendered in the audit of the 2008 401(k) Plan as well as the review of the Atlantic Southern Financial Group, Inc. 2007 Stock Incentive Plan registration statement and the Private Placement Memorandum for the Offering of Fixed Rate Subordinated Debentures.  For 2007, these services are comprised of accounting fees relating to the acquisition of First Community Bank.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning during 2008 and 2007.

The fees billed by Porter Keadle Moore, LLP were pre-approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee.  The audit committee pre-approves all audit and the majority of non-audit services provided by the independent auditors and may not engage the independent auditors to perform any prohibited non-audit services.  For 2008, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS

Director Nominations.  The Nominating/Governance Committee of the Board participates in the consideration of director nominees.  The Committee has not adopted a formal process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank, shareholders of the Company, and professionals in the financial services and other industries.  Similarly, the Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company, the Bank, and the financial services industry; experience in serving as a director of the Company or the Bank or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Bank; commitment to and availability for service as a director; and any other factors the Committee deems relevant.

In accordance with the Company’s bylaws, a shareholder may nominate persons for election as directors if written notice of the nomination is received by the Secretary of the Company at the principal executive offices of Atlantic Southern no less than 30 days prior to the date of the annual meeting; provided, however, if less than 40 days’ notice or prior public disclosure of the meeting date is given, the notice must be received no later than the close of business on the tenth day following the date on which the notice was mailed or such public disclosure was made.  The notice must set forth:

(1)                                  with respect to the nominee(s), all information regarding the nominee(s) required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including each nominee’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected);

(2)                                  the name and address of the shareholder making the nomination, as they appear on the books of the Company;

(3)                                  the class and number of shares of Company capital stock beneficially owned by the shareholder making the nomination; and

(4)                                  the total number of shares of the Company that will be voted for the proposed nominee.

The officer presiding at meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing requirements and therefore will be disregarded.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company no later than December 1, 2009, to be included in the 2010 proxy materials.  A shareholder must notify the Company before February 1, 2010 if the shareholder has a proposal to present at the 2010 annual meeting which the shareholder intends to present other than by inclusion in the proxy material.  If the Company does not receive notice prior to February 1, 2010, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors and matters to related to the election should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

Whether or not you can attend the meeting, please complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for that purpose.  No postage is required if mailed in the United States.

ADDITIONAL INFORMATION

Our company changed its name from NSB Holdings, Inc. to Atlantic Southern Financial Group, Inc. in November 2005.  We currently file periodic reports with the Securities and Exchange Commission; however, prior to 2005, the Bank filed periodic reports with the Federal Deposit Insurance Corporation (“FDIC”) pursuant to the requirements of the Securities Exchange Act of 1934.  The Company will be pleased to make its Annual Report on Form 10-K for the year ended December 31, 2008 available without charge to interested persons.  Written requests should be directed to Carol Soto, Chief Financial Officer, Atlantic Southern Bank, 1701 Bass Road, Macon, Georgia 31210.

REVOCABLE PROXY

Atlantic Southern Financial Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS
June 9, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Mark A. Stevens and Carol W. Soto, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Atlantic Southern Financial Group, Inc. (the “Company”), to be held at the Grand Opera House, 651 Mulberry Street, Macon, Georgia on Tuesday, June 9, 2009, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

ATLANTIC SOUTHERN FINANCIAL GROUP, INC. — ANNUAL MEETING, JUNE 9, 2009:

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5797

You can vote in one of three ways:

1.          Call toll free 1-888-216-1364 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.          Via the Internet at https://www.proxyvotenow.com/asfn and follow the instructions.

or

3.          Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5797

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Atlantic Southern Financial Group, Inc.	Annual Meeting of Shareholders JUNE 9, 2009

		Withhold	For All
	For	All	Except
Proposal 1. To elect the following persons to serve as directors for a three-year term until the 2012 annual meeting:	☐	☐	☐

(01)   Peter R. Cates

(02)   Dr. Laudis (Rick) H. Lanford

(03)   J. Russell Lipford, Jr.

(04)   Dr. Hugh F. Smisson, III

(05)   Donald L. Moore, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

Note: Please sign exactly as your name appears on this Proxy.If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Please be sure to date and sign this	Date
proxy card in the box below.

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.  By Mail; or

2.  By Telephone (using a Touch-Tone Phone); or

3.  By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., June 9, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., June 9, 2009:	3 a.m., June 9, 2009 go to
1-888-216-1364	https://www.proxyvotenow.com/asfn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:    http://www.cfpproxy.com/5797

Your vote is important!